AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON DECEMBER 22, 1997.                                  REGISTRATION NO. 33-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                                  EQUIFAX INC.
             (Exact name of registrant as specified in its charter)

           GEORGIA                                                58-0401110
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                          1600 Peachtree Street, N.W.
                            Atlanta, Georgia  30309
                                 (404) 885-8000
              (Address, including zip code, and telephone number,
            including area code, of registrant's executive offices)
                               __________________

                            BRUCE S. RICHARDS, ESQ.
                  Corporate Vice President and General Counsel
                                  Equifax Inc.
                          1600 Peachtree Street, N.W.
                            Atlanta, Georgia  30309
                                 (404) 885-8000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               __________________
                                With a copy to:
                            J. William Gibson, Esq.
                             Adam L. Salassi, Esq.
                               Hunton & Williams
                         NationsBank Plaza, Suite 4100
                          600 Peachtree Street, N.E.
                          Atlanta, Georgia  30308-2216
                                 (404) 888-4000
                               __________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                               __________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [ ]   _______________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               __________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
Title of Shares                       Amount to be      Proposed maximum          Proposed maximum          Amount of
to be registered                       registered    offering price per unit   aggregate offering price   registration fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.25
  par value per share.............       266,374          $33.8125/(1)/            $9,006,771/(1)/            $2,657
===============================================================================================================================

(1) Estimated solely for the purposes of determining the registration fee. This amount, calculated pursuant to Rule 457(c), was based on the average of the high and low prices of the Registrant's Common Stock on December 19, 1997, as reported on the New York Stock Exchange.

                            _______________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
  AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
        STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
           SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS
          REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE
           AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
                                MAY DETERMINE.

                                   PROSPECTUS
--------------------------------------------------------------------------------

                                 266,374 Shares


                                  EQUIFAX INC.

                                  COMMON STOCK

     This prospectus relates to 266,374 shares (the "Shares") of common stock, $1.25 par value per share (the "Common Stock"), of Equifax Inc., a Georgia corporation (the "Company"), that may be offered from time to time by certain shareholders (the "Selling Shareholders"). See "Selling Shareholders." The Shares were acquired by the Selling Shareholders as a result of the acquisition by the Company of Goldleaf Technologies, Inc., a Georgia corporation ("Goldleaf"), a corporation previously owned by the Selling Shareholders. The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by
Section 4(2) and the regulations promulgated thereunder. In connection with the acquisition, the Company entered into a Registration Rights Agreement (the "Registration Agreement"), dated December 18, 1997, with the Selling Shareholders pursuant to which it has agreed to file a registration statement with the Securities and Exchange Commission (the "Commission") to register the Shares held by the Selling Shareholders for resale by the Selling Shareholders. The Registration Statement of which this Prospectus is a part was filed with the Commission pursuant to the Registration Agreement. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act. See "Sale of Shares" below.

     All or a portion of the Shares may be offered by the Selling Shareholders from time to time (i) in transactions (which may include block transactions) on the New York Stock Exchange, (ii) in negotiated transactions (including sales pursuant to pledges), or (iii) a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. This Prospectus also may be used, with the Company's prior written consent, by donees of the Selling Shareholders or by other persons acquiring the Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use and who have complied with the applicable requirements contained in the Registration Agreement. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary compensation). See "Selling Shareholders" and "Sale of Shares" below.

     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders. The Company also has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

     The shares of Common Stock of the Company are traded on the New York Stock Exchange under the symbol EFX. On December 19, 1997, the last sales price for the shares of Common Stock as reported on the New York Stock Exchange composite tape was $33.75 per share.

                            ________________________


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                 EQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             _____________________

                The date of this Prospectus is December 22, 1997

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; as well as at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained (at prescribed rates) from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants such as the Company, that file electronically with the Commission. Such reports, proxy and information statements and other information may be found at the Commission's site address: http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected at the office of such Exchange, located at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 1-6605) are hereby incorporated by reference into this Prospectus:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (2) The Company's Quarterly Report on Form 10-Q for the first fiscal quarter ended March 31, 1997;

     (3) The Company's Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 1997;

     (4) The Company's Quarterly Report on Form 10-Q for the third fiscal quarter ended September 30, 1997;

     (5) The Company's Report on Form 8-K, as filed with the Commission on July 18, 1997;

     (6) The Company's Report on Form 8-K, as filed with the Commission on August 1, 1997;

     (7) The Company's Report on Form 8-K, as filed with the Commission on August 13, 1997;

     (8) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

     (9) The description of the Company's Common Stock contained in its Registration Statement on Form 10 under the Exchange Act, dated December 31, 1964, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to Bruce S. Richards, Esq., Corporate Vice President and General Counsel, Equifax Inc., 1600 Peachtree Street, N.W., Atlanta, Georgia 30309, telephone number (404) 885-8000.

                                  THE COMPANY

     The Company is a global leader in providing information, processing, consulting and software solutions that facilitate and enhance buyer-seller transactions worldwide. The Company serves businesses in the banking, finance, retail, credit card, telecommunications, utilities and health care administration industries.

     The Company was incorporated under the laws of the State of Georgia in 1913 and is the successor to a business established in 1899. The address and telephone number of its principal executive offices are 1600 Peachtree Street, N.W., Atlanta, Georgia 30309, telephone number (404) 885-8000.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock offered hereby; nor will such proceeds be available for the Company's use or benefit.

                              SELLING SHAREHOLDERS

          The following table sets forth (i) the name of each of the Selling Shareholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the offering, (iii) the number of shares of Common Stock being offered hereby by each Selling Shareholder, and (iii) the number of shares of Common Stock beneficial owned by each Selling Shareholder after completion of the offering:

                                             Shares Beneficially                                   Shares Beneficially
   Name of Selling Shareholder             Owned Prior to Offering     Shares Being Offered /1/     Owned After Offering /1/
------------------------------------     ---------------------------  ------------------------  ------------------------
David L. Peterson                                         126,379                   126,379                         0
Bobby G. Wetherington /2/                                 139,995                   139,995                         0

TOTAL                                                     266,374                   266,374                         0

/1/ Assumes all shares offered hereby have been sold.  Because the Selling
    Shareholders may sell all, some or none of their respective shares pursuant to this Prospectus, no actual estimate can be made of the aggregate number of shares that each Selling Shareholder will own upon completion of the offering to which this Prospectus relates.

/2/ Includes 6,808 shares owned of record by Mr. Wetherington and 133,187 shares owned of record by B.G. Wetherington Farms, L.P., of which Mr. Wetherington is the general partner.

                                 SALE OF SHARES

     The sale of the Shares by the Selling Shareholders may be effected from time to time (i) in transactions (which may include block sales) on the New York Stock Exchange, (ii) in negotiated transactions (including sales pursuant to pledges), or (iii) through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.
The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation). This Prospectus also may be used, with the Company's prior written consent, by donees of the Selling Shareholders, or by other persons acquiring Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use and who have complied with the applicable requirements contained in the Registration Agreement. To the extent required, the Company will file, during any period in which offers for sale are being made, one or more supplements to this Prospectus to set forth the names of such donees of Selling Shareholders and any other material information with respect to the plan of distribution not previously disclosed.

     The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Shareholders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Shareholder and any other Selling Shareholder, underwriter, broker, dealer or other agent relating to the sale or distribution of the Shares. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.
The Selling Shareholders may indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the Shares may not simultaneously engage in market activities with respect to the Common Stock for the applicable period under Rule 10b-6 prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of sales of any of the Shares by the Selling Shareholders. All of the foregoing may affect the marketability of the Common Stock.

     The Company has agreed, among other things, to bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders.

     In recognition of the fact that the Selling Shareholders, even though acquiring the Shares with no view towards distribution, may wish to be legally permitted to sell all or a portion of their Shares when they deem appropriate, the Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the resale of the Shares from time to time on the New York Stock Exchange or in negotiated transactions, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all the Shares offered hereby have been sold pursuant thereto or until such Shares are no longer, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, required to be registered for the sale thereof by
the Selling Shareholders.   This Prospectus forms a part of such Registration
Statement.

                                 LEGAL OPINIONS

     A legal opinion to the effect that the Shares offered hereby by the Selling Shareholders are validly issued, fully paid and non-assessable has been rendered by Hunton & Williams, Atlanta, Georgia.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                             ______________________

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTEMPLATED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                       __________________________________

                                 266,374 SHARES

                                  EQUIFAX INC.

                                  COMMON STOCK

                       __________________________________

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

AVAILABLE INFORMATION.......................................................  2

DOCUMENTS INCORPORATED BY REFERENCE.........................................  2

THE COMPANY.................................................................  3

USE OF PROCEEDS.............................................................  3

SELLING SHAREHOLDERS........................................................  3

SALE OF SHARES..............................................................  4

LEGAL OPINIONS..............................................................  4

EXPERTS.....................................................................  5

                          ___________________________

                                   PROSPECTUS

                               December 22, 1997

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

Registration fee to Securities and Exchange Commission.................  $ 2,657

Accounting fees and expenses...........................................    2,000

Legal fees and expenses................................................    5,000

Miscellaneous expenses.................................................      750

Total..................................................................  $10,407
                                                                          ======

     The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated.

     The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders.

Item 15.  Indemnification of Directors and Officers

     The Georgia Business Corporation Code permits, and the Company's Bylaws require, the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act of 1933, as amended (the "Securities Act")), whether civil, criminal, administrative, or investigative (other than an action brought by or on behalf of the Company) by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With regard to actions or suits by or in the right of the Company, indemnification is limited to reasonable expenses incurred in connection with the proceeding and generally is not available in connection with such a proceeding in which such person was adjudged liable to the Company.

     In addition, the Company carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act.

Item 16.    Exhibits

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.        Description
-----------        -----------
  2            -   Stock Exchange Agreement, dated December 18, 1997, among the
                   Company, Equifax Payment Services, Inc., Bobby G.
                   Wetherington, Goldleaf and the former shareholders of Goldleaf.

  4.(a)        -   See Articles II, III and IV of the Amended and Restated
                   Articles of Incorporation of the Company (Incorporated herein by reference to Exhibit "B" to the Company's definitive Proxy
                   Statement for the 1996 Annual Meeting of Shareholders, filed
                   March 27, 1996 (File No. 1-6605)).


  4.(b)        -   See Article I of the Bylaws of the Company (Incorporated
                   herein by reference to Exhibit 3.2 in the Company's Form 10-K for the year ended December 31, 1996 (File No. 1-6605)).

  4.(c)        -   Loan Agreement (Incorporated herein by reference to Exhibit
                   4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A filed
                   April 4, 1996 (File No. 1-6605)).

  4.(d)        -   Portion of Prospectus and Trust Indenture (Incorporated
                   herein by reference to the Company's Registration Statement on Form S-3 filed on June 17, 1993 (Reg. No. 33-62820)).

  4.(e)        -   Rights Agreement (Incorporated herein by reference to Exhibit
                   99 to the Company's Form 8-A filed on November 2, 1995 (File
                   No. 1-6605)).

  5            -   Opinion of Hunton & Williams as to legality of the securities being offered by the Selling Shareholders.

  23.(a)       -   Consent of Hunton & Williams (included in their opinion filed as Exhibit 5).

  23.(b)       -   Consent of Arthur Andersen LLP

  24           -   Power of Attorney (included as part of signature pages to
                   this Registration Statement).

  99.(a)       -   Registration Rights Agreement, dated December 18, 1997, among the Company and the Selling Shareholders.

ITEM 17.   UNDERTAKINGS.

     (a)   The Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act') (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 22, 1997.


                                 EQUIFAX INC.



                                 By:  /s/ C. B. Rogers, Jr.
                                      ---------------------
                                 Name:  C. B. Rogers, Jr.
                                 Title:  Chairman of the Board


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints C.B. Rogers, Jr. and David A. Post, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Equifax Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 22nd day of December, 1997.

Signature                             Title
---------                             -----

/s/ C. B. Rogers, Jr.                 Chairman of the Board
--------------------------
C. B. Rogers, Jr.

/s/ Daniel W. McGlaughlin             Vice Chairman, Chief Executive Officer and Director
--------------------------            (principal executive officer)
Daniel W. McGlaughlin

/s/ Thomas F. Chapman                 President, Chief Operating Officer and Director
--------------------------
Thomas F. Chapman

/s/ David A. Post                     Corporate Vice President and Chief Financial Officer
--------------------------            (principal financial officer)
David A. Post

/s/ Philip J. Mazzilli                Corporate Vice President, Treasurer and Controller
--------------------------            (principal accounting officer)
Philip J. Mazzilli


                   [signatures continued on following page]

                                                   [signatures continued]


Signature                             Title
---------                             -----

                                      Director
--------------------------
Lee A. Ault, III

/s/ John L. Clendenin                 Director
--------------------------
John L. Clendenin

                                      Director
--------------------------
A. William Dahlberg

                                      Director
--------------------------
Robert P. Forrestal

/s/ L. Phillip Humann                 Director
--------------------------
L. Phillip Humann

/s/ Larry L. Prince                   Director
--------------------------
Larry L. Prince

/s/ D. Raymond Riddle                 Director
--------------------------
D. Raymond Riddle

                                      Director
--------------------------
Betty L. Siegel, Ph.D.

/s/ Louis W. Sullivan                 Director
--------------------------
Louis W. Sullivan

                                 EXHIBIT INDEX

Exhibit No.               Description
-----------               -----------

   2 Stock Exchange Agreement, dated December 18, 1997, among the Company, Equifax Payment Services, Inc., Bobby G. Wetherington, Goldleaf and the former shareholders of Goldleaf.

   4.(a) See Articles II, III and IV of the Amended and Restated Articles of Incorporation of the Company (Incorporated herein by reference to Exhibit "B" to the Company's definitive Proxy Statement for the 1996 Annual Meeting of Shareholders, filed March 27, 1996 (File No. 1-6605)).

   4.(b) See Article I of the Bylaws of the Company (Incorporated herein by reference to Exhibit 3.2 in the Company's Form 10-K for the year ended December 31, 1996 (File No. 1-6605)).

   4.(c) Loan Agreement (Incorporated herein by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A filed April 4, 1996 (File No. 1-6605)).

   4.(d) Portion of Prospectus and Trust Indenture (Incorporated herein by reference to the Company's Registration Statement on Form S-3 filed on June 17, 1993 (Reg. No. 33-62820)).

   4.(e) Rights Agreement (Incorporated herein by reference to Exhibit 99 to the Company's Form 8-A filed on November 2, 1995 (File No. 1-6605)).

   5 Opinion of Hunton & Williams as to legality of the securities being offered by the Selling Shareholders.

  23.(a) Consent of Hunton & Williams (included in their opinion filed as Exhibit 5).

  23.(b)                  Consent of Arthur Andersen LLP

  24 Power of Attorney (included as part of signature pages to this Registration Statement).

  99.(a) Registration Rights Agreement, dated December 18, 1997, among the Company and the Selling Shareholders.